FEBRUARY 27, 2025 VIRTUAL KOL INVESTOR EVENT Exhibit 99.1

Forward-Looking Statements and Topline Data Disclaimer This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expect,” “believe”, “plan” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Kezar’s expectations and assumptions as of the date of this presentation. Each of these forward-looking statements involves risks and uncertainties that could cause Kezar’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this presentation include, but are not limited to, statements about the design, progress, timing, scope and results of current and future clinical trials, the preliminary nature of topline data, anticipated regulatory submissions, safety findings relating to the clinical hold on zetomipzomib, the likelihood that data will support future development and therapeutic potential of zetomipzomib, the association of data with treatment outcomes, and the likelihood of obtaining regulatory approval of zetomipzomib. Many factors may cause differences between current expectations and actual results, including the performance of audit and verification procedures on topline data, safety or efficacy data observed during clinical studies, changes in expected or existing competition, uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this presentation are discussed in Kezar’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Kezar assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available. 2

Christopher J. Kirk, PhD Chief Executive Officer, Co-founder Zung To Senior Vice President, Head of Clinical Development Rachel Peterson, MD Head of Clinical Immunology Aparna Goel, MD Associate Professor of Medicine, Stanford University Agenda 4:00 PM – 4:05 PM Opening Remarks Christopher J. Kirk, PhD 4:05 PM – 4:20 PM Update from the PALIZADE Trial for Lupus Nephritis Rachel Peterson, MD 4:20 PM – 4:40 PM Autoimmune Hepatitis: Disease Background & Treatment Options Aparna Goel, MD 4:40 PM – 4:45 PM PORTOLA Clinical Trial Design: Zetomipzomib in Autoimmune Hepatitis Zung To 4:45 PM – 4:50 PM Next Steps & Closing Remarks Christopher J. Kirk, PhD 4:50 PM – 5:00 PM Question & Answer Session Moderated by Matt Phipps (William Blair) SPEAKERS 3

Zetomipzomib:
Immunomodulation Across the Immune System



Immunoproteasome
Key Regulator of Immune Function and Inflammatory Responses
Zetomipzomib
Only Selective Inhibitor of the Immunoproteasome in Clinical Development
Macrophage
TNF-α
IL-6
IL-23
IFN-α
T Cell
Treg
Th1
Th17
B Cell
auto-Ab
Plasma cells
Humira®, et al
Actemra®
Skyrizi®/Stelara®
Saphnelo®
Orencia®
Lupkynis®
Xeljanz®
Cosentyx®/Taltz®
Rituxan®/Gazyva®
Benlysta®
Atacicept
IVIg/FcRn Inhibitor

- 20 years of research pioneered by Kezar scientists
- >100 publications highlighting the therapeutic potential of immunoproteasome inhibition
- >200 patients treated with zetomipzomib indicate broad MOA and clinical activity
- Clinical biomarker data in SLE/LN patients support broad immunomodulatory activity

*Some preclinical studies were conducted with ONX 0914, a first-generation selective immunoproteasome inhibitor.

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Selective Inhibition of the Immunoproteasome Impacts Multiple Drivers of Autoimmune Hepatitis (AIH)

Broad Immunomodulatory Activity

- Reduction of multiple inflammatory cytokines from APC
- Reduced inflammatory T-cell activity (Th1 and Th17)
- Increased Treg function
- Decreased plasma cell activity and autoantibody production

Broad Therapeutic Potential

- Rapid onset of activity
- Minimal risk for immunosuppression
- Steroid sparing agent
- No lab monitoring required
- Active in patients with severe and treatment refractory disease

Cellular Dysfunction Observed in AIH and LN



Treg
APC
Autoreactive CD4 cell
TNF, IL-12
Autoantibodies
Autoimmune response
Immune mediators
Cell damage

Zetomipzomib Targets Multiple Immune Effector Cells Involved in Autoimmunity



Zetomipzomib
Treg
APC
Autoreactive CD4 cell
B cell

Abbreviations: AIH, autoimmune hepatitis; APC, antigen-presenting cell; Treg, regulatory T cells; CD4, cluster of differentiation 4; TNF, tumor necrosis factor; IL, interleukin.

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Rachel Peterson, MD Head of Clinical Immunology UPDATE FROM THE PALIZADE TRIAL FOR LUPUS NEPHRITIS (LN)

Safety and Clinical Activity of Zetomipzomib in the PALIZADE Trial • Phase 2b global clinical trial tested 2 zetomipzomib dose levels (30 and 60 mg) vs. placebo in patients with lupus nephritis (LN) and enrolled 84 patients prior to study termination • In patients reaching 6 months of treatment, zetomipzomib 60 mg treatment was associated with an ~80% reduction in median urine to protein creatinine ratio (UPCR) and marked improvements in anti-dsDNA antibody and complement levels • Four fatalities (1 placebo, 2 at 30 mg, 1 at 60 mg*) occurred in patients with pre-existing adrenal insufficiency, potential systemic infections at baseline, and/or underlying severe disease characteristics • Overall safety profile of zetomipzomib was similar to findings from the MISSION LN study and consistent with other LN studies, supporting continued development of zetomipzomib in autoimmune hepatitis 7 *Patient was randomized to the zetomipzomib 60 mg treatment arm but only received an initial dose of 30 mg. Data from the PALIZADE clinical trial are preliminary and require further confirmation and analysis. These data may be subject to verification procedures that could result in material changes to the final data.

MISSION Trial Results Supported Design of PALIZADE Study MISSION LN Trial • Open-label Phase 2 trial enrolled 21 participants with active Class III or IV ± V LN in the US, Australia, Eastern Europe and Latin America who had an inadequate response to standard of care • Weekly administration of zetomipzomib at 60 mg dose was added to background therapy and did not involve pulse intravenous steroid treatment (induction therapy) MISSION Efficacy Data • Of treatment evaluable participants (N=17), 35% achieved a Complete Renal Response (CRR) at Week 25 • Serologic (e.g., anti-dsDNA antibodies) and biomarker (i.e., gene expression) data support mechanism of action (MOA) of broad immunomodulatory activity and therapeutic potential in LN and AIH Safety Consistent Across Multiple Autoimmune Indications • Most common adverse event (AE) related to transient injection site reactions (ISR) • No Grade 3 or opportunistic infections and no signs of immunosuppression observed in MISSION and placebo-controlled PRESIDIO trial in patients with polymyositis and dermatomyositis 8

PALIZADE: Phase 2b Placebo-Controlled Trial Evaluating the Efficacy and Safety of Zetomipzomib in Participants with Active LN Primary Endpoint: Proportion of participants achieving CRR (UPCR ≤0.5 and eGFR ≥60 mL/min/1.73 m2 or no confirmed decrease of >20% from baseline eGFR) at week 37. Abbreviations: eGFR, estimated glomerular filtration rate; EOS, end of study; EOT, end of treatment; IV, intravenous; MMF, mycophenolate mofetil; PBO, placebo; SC, subcutaneous; SFU, safety follow-up; UPCR, urine protein to creatinine ratio. References: 1. Clinicaltrials.gov Accessed April 11, 2023. https://clinicaltrials.gov/ct2/show/NCT05781750. 2. Kezar Life Sciences. Data on file. 9 *Class IIII/IV ± V with 24-hour UPCR ≥1.0 (n=249); Class V with 24-hour UPCR ≥2.0 (n=30) EOT EOS 21 25 291 5 9 13 17 33 37 41 45 5349 52 weeks of treatmentSteroid taper to ≤5 mg/d 56 Primary endpoint First dose = 30 mgRandomization 1:1:1 Placebo SC QW + MMF/Prednisone Zetomipzomib 60 mg SC QW + MMF/Prednisone Zetomipzomib 30 mg SC QW + MMF/Prednisone 4-week SFU Adult patients with active LN (N=279)1,2* Notable differences from MISSION Phase 2 (as requested by FDA): • Pulse IV steroid treatment • Inclusion of isolated Class V LN

• Nephritis is the most severe manifestation of lupus and in those diagnosed before 40 years of age, there is a 12x higher standardized mortality vs. the general population, with infection as the leading cause of death1 • High dose and intravenous (IV) corticosteroids (induction therapy) are commonly used in LN treatment and are associated with increased infections, adrenal insufficiency, and overall mortality2,8-10 – Baseline steroid levels in PALIZADE (including IV methylprednisolone-based induction therapy) were higher vs. MISSION • Across multiple trials of novel agents (e.g., voclosporin, belimumab, obinutuzumab), fatality rates up to 5% were observed, including imbalances relative to control arms3-7 − Frequent causes of death include infections and acute respiratory distress, with rates highest in patients enrolled from the Asia-Pacific (APAC) region • SAE rates in these trials were as high as 30%, with infection being the most common2-7 − In one trial, the majority of AEs occurred within the first 6 months of trial and the majority of deaths occurred within the first 2 months4 LN is a Life-Threatening Condition and Fatalities Have Been Observed in Global Clinical Trials 10 References: 1. Hocaoǧlu M et al Arthritis Rheumatol. 2023 Apr;75(4):567-573. doi: 10.1002/art.42375. 2. Figueroa-Parra G et al. Arthritis Rheumatol. 2024;76:1408-1418. 3. Furie R et al. N Engl J Med. 2020;383:1117-1128; 4. Rovin BH et al. Kidney Int. 2019:219-231; 5. Rovin BH et al. Lancet. 2021;397:2070-2080; 6. Mysler EF et al. Arthritis Rheum. 2013;65(9):2368-2379. 7. Furie RA et al. N Engl J Med. 2025 Feb 7 doi: 10.1056/NEJMoa2410965. 8. Broersen LHA et al. J Clin Endocrinol Metab. 2015;100:2171-2180. 9. Ngaosuwan K et al. J Clin Endocrinol Metab. 2021;106(5):1284-1293. 10. Allosso F et al. BMJ Open. 2024;14(1):e076582.

PALIZADE Enrollment Metrics and Trial Termination • 84 patients enrolled at the time of termination (October 2024) with 56% of patients enrolled in APAC region – All enrolled participants were included in the safety analysis – Prior to termination, the discontinuation rate was less than 15% • Independent Data Monitoring Committee (IDMC) recommended suspending enrollment and dosing following 15 SAEs (18% of enrolled patients), including 4 fatalities (4.7%) – Among 11 patients with non-fatal Serious Adverse Events (SAEs):  4 patients experienced Grade 1 and 2 events (1 placebo, 3 in 60 mg arm)  4 patients experienced Grade 3 events (2 in 30 mg arm, 2 in 60 mg arm) deemed related by the principal investigator  3 patients experienced Grade 3 events (1 in 30 mg arm, 2 in 60 mg arm) deemed unrelated by the principal investigator • Additional analyses are ongoing and final data may change; full data will be reviewed with the IDMC and submitted to the FDA • A submission to a medical conference for presentation is planned for the second half of 2025 11

Significant Baseline Co-Morbidities Including Infections, Adrenal Insufficiency, and Severe Disease Characteristics Were Observed in Fatal Events • Trial enrolled at 1:1:1 randomization of zetomipzomib (30 and 60 mg) to placebo − Fatalities observed across cohorts: 1 placebo, 2 at 30 mg, 1 at 60 mg* • Patient 1 (Placebo) – Cause of Death: Respiratory insufficiency and ischemic stroke – Baseline feature: Adrenal insufficiency present at screening visit • Patient 2 (30 mg): – Cause of death: Cardiac insufficiency – Baseline feature: Signs of pulmonary hypertension during pre-screening period – On study events: Laboratory values suggestive of potential antiphospholipid syndrome (APS) 12 *Patient was randomized to the zetomipzomib 60 mg treatment arm but only received an initial dose of 30 mg.

Significant Baseline Co-Morbidities Including Infections and Adrenal Insufficiency Were Observed in Fatal Events • Patient 3 (30 mg) – Cause of Death: Acute respiratory distress – Baseline feature: Adrenal insufficiency – Day of first dose: C reactive protein (CRP) levels more than 20-fold higher than upper limit of normal on the day of the first dose of zetomipzomib, suggestive of a systemic infection prior to dosing • Patient 4 (60 mg*) – Cause of Death: Severe dehydration, hypovolemic shock – Baseline feature: Adrenal insufficiency – 24 hours post-1st dose: Procalcitonin levels (a specific indicator of systemic bacterial infection) was more than 1,000- fold above the upper limit of normal indicating a high likelihood of severe bacterial sepsis/septic shock less than 24 hours after the first dose of zetomipzomib 13 *Patient was randomized to the zetomipzomib 60 mg treatment arm but only received an initial dose of 30 mg.

Demographic and Baseline Characteristics (Safety Population) 14 Placebo N=28 n (%) Zetomipzomib 30 mg N=27 n (%) Zetomipzomib 60 mg N=29 n (%) All participants N=84 n (%) Age, mean (SD), years 32.8 (9.1) 31.0 (10.5) 32.5 (9.4) 32.1 (9.6) Female, n (%) 25 (89.3) 25 (92.6) 28 (96.6) 78 (92.9) Race, n (%) White 9 (32.1) 6 (22.2) 7 (24.1) 22 (26.2) Black or African American 3 (10.7) 1 (3.7) 1 (3.4) 5 (6.0) Asian 13 (46.4) 19 (70.4) 15 (51.7) 47 (56.0) American Indian or Alaskan Native 2 (7.1) 1 (3.7) 5 (17.2) 8 (9.5) Other 1 (3.6) 0 (0.0) 1 (3.4) 2 (2.4) Ethnicity, n (%) Hispanic or Latino 13 (46.4) 5 (18.5) 10 (34.5) 28 (33.3) SLE duration, mean (SD), years 6.7 (5.8) 4.7 (5.0) 8.1 (6.2) 6.5 (5.8) LN duration, mean (SD), years 4.3 (4.5) 1.8 (2.3) 5.0 (5.4) 3.7 (4.5) LN class, n (%) Class III only 5 (17.9) 4 (14.8) 8 (27.6) 17 (20.2) Class IV only 11 (39.3) 10 (37.0) 13 (44.8) 34 (40.5) Class III + V 3 (10.7) 5 (18.5) 3 (10.3) 11 (13.1) Class IV + V 5 (17.9) 4 (14.8) 2 (6.9) 11 (13.1) Pure Class V 4 (14.3)* 4 (14.8) 3 (10.3) 11 (13.1) *One Class IV patient in the placebo arm was incorrectly classified as Class V. Abbreviation: SD, standard deviation.

Demographic and Baseline Characteristics (Safety Population), Cont’d 15 Placebo N=28 n (%) Zetomipzomib 30 mg N=27 n (%) Zetomipzomib 60 mg N=29 n (%) All participants N=84 n (%) 24-hour UPCR, mean (SD), mg/mg 3.1 (1.6) 3.7 (2.0) 3.6 (2.1) 3.5 (1.9) SLEDAI-2K, mean (SD) 10.5 (5.0) 11.8 (5.3) 11.7 (5.5) 11.3 (5.2) eGFR, mean (SD), mL/min/1.73 m2 114.0 (26.8) 113.0 (27.6) 97.6 (32.5) 108.0 (29.8) Concomitant medications*, n (%) MMF (or equivalent) 28 (100) 27 (100) 29 (100) 84 (100) Prednisone (or equivalent) 28 (100) 27 (100) 28 (96.6) 83 (98.8) IV Methylprednisolone 23 (82.1) 22 (81.5) 23 (79.3) 68 (81.0) Antimalarial (e.g. hydroxychloroquine) 25 (89.3) 25 (92.6) 24 (82.8) 74 (88.1) *Data for concomitant medications are preliminary and undergoing further review.

PALIZADE Safety Overview

Adverse Events	Placebo N=28 n (%)	Zetomipzomib 30 mg N=27 n (%)	Zetomipzomib 60 mg N=29 n (%)
Participants with at least 1 Treatment Emergent Adverse Event (TEAE)	17 (60.7)	23 (85.2)	25 (86.2)
Deaths	1 (3.6)	2 (7.4)	1‡ (3.4)
Most common TEAEs:			
Systemic injection reaction (SIR)	3 (10.7)	14 (51.9)	20 (69.0)
Injection site reaction (ISR)	2 (7.1)	6 (22.2)	13 (44.8)
TEAE leading to study drug discontinuation	1 (3.6)	4 (14.8)	4 (13.8)
Grade 3 or 4 TEAE	3 (10.7)	4 (14.8)	8¶ (27.6)
Grade ≥3 Infectious TEAE	0 (0)	2 (7.4)	3 (10.3)
Opportunistic Infections†	0 (0)	0 (0)	0 (0)

Per protocol definition, SIRs are specific AEs occurring within 8 to 24 hours post-dose, usually resolving within 48 hours post-dose, and consist of ≥1 of the following signs/symptoms: hypotension, tachycardia, nausea, vomiting, dizziness, headache, pyrexia, rigors, and/or chills

- Most of these SIR-related AEs have multiple potential etiologies including con-meds (e.g., nausea) or intercurrent illness (e.g., fever).

- **86% of SIR-related AEs were Grade 1 or Grade 2**
- **98% of ISR-related AEs were Grade 1 or Grade 2**

†Opportunistic infections were evaluated by the Sponsor through clinical assessment of reported infections.
‡One participant with a fatal event was randomized to the zetomipzomib 60 mg arm but only received an initial dose of zetomipzomib 30 mg.
¶Four participants with serious TEAE were randomized to the zetomipzomib 60 mg arm but received zetomipzomib 30 mg before SAE (2 were on the first dose).

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PALIZADE Safety: Infectious TEAEs 17 Mean immune cell counts or immunoglobulin levels were not reduced to below lower limit of normal in either zetomipzomib treatment arm Adverse Events Placebo N=28 n (%) Zetomipzomib 30 mg N=27 n (%) Zetomipzomib 60 mg N=29 n (%) Infectious TEAE 13 (46.4) 13 (48.1) 11 (37.9) Most common infectious TEAEs* Upper respiratory tract infections Nasopharyngitis Gastroenteritis Herpes zoster Pneumonia 1 (3.6) 0 (0) 0 (0) 2 (7.1) 0 (0) 6 (22.2) 1 (3.7) 1 (3.7) 1 (3.7) 2 (7.4) 2 (6.9) 4 (13.8) 3 (10.3) 1 (3.4) 0 (0) Grade ≥3 Infectious TEAE† 0 (0) 2 (7.4) 3 (10.3) Opportunistic Infections‡ 0 (0) 0 (0) 0 (0) *Infectious TEAEs occurring in ≥2 participants in any treatment arm are reported here. †30 mg arm: Grade 3 pseudomonas infection (related, recovered), Graded 3 community acquired pneumonia (related, recovered) 60 mg arm: Grade 3 septic shock and Grade 4 urinary tract infection (both unrelated, recovered); Grade 3 unspecified bacterial pneumonia (related, recovered); Grade 3 dengue fever (unrelated, recovered). ‡Opportunistic infections were evaluated by sponsor through clinical assessment of reported infections.

Safety Profile in PALIZADE is Similar to MISSION Study and Supports Development in Autoimmune Hepatitis

Trial/Treatment arm/Dose (N)	MISSION Ph 2 Zetomipzomib 60 mg N=21 n (%)	PALIZADE Placebo N=28 n (%)	PALIZADE Zetomipzomib 30 mg N=27 n (%)	PALIZADE Zetomipzomib 60 mg N=29 n (%)	PRESIDIO Placebo N=22 n (%)	PRESIDIO Zetomipzomib 45 mg N=25 n (%)
Indication	Lupus Nephritis				Polymyositis & Dermatomyositis	
Treatment Period (Weeks)	24	52*			16	
At least one TEAE, n (%)	21 (100.0)	17 (60.7)	23 (85.2)	25 (86.2)	16 (72.7)	22 (88.0)
Serious TEAEs, n (%)	2 (9.5)	3 (10.7)	5 (18.5)	8 (27.6)	1 (4.5)	2 (8.0)
Grade 3 or 4 TEAEs, n (%)	6 (28.6)	3 (10.7)	4 (14.8)	8¶ (27.6)	2 (9.1)	2 (8.0)
TEAEs leading to study drug discontinuation, n (%)	4 (19.0)	1 (3.6)	4 (14.8)	4 (13.8)	0 (0)	1 (4.0)
Infectious TEAEs, n (%)	9 (42.9)	13 (46.4)	13 (48.1)	11 (37.9)	6 (27.3)	7 (28.0)
Grade ≥3 infectious TEAEs, n (%)	0 (0)	0 (0)	2 (7.4)	3 (10.3)	1 (4.5)	0 (0)
Opportunistic infections‡, n (%)	0 (0)	0 (0)	0 (0)	0 (0)	0 (0)	0 (0)
Death, n (%)	0 (0)	1 (3.6)	2 (7.4)	1 (3.4)†	0 (0)	0 (0)

*No participants completed 52 weeks.
†Patient was randomized to the zetomipzomib 60 mg but only received an initial dose of zetomipzomib 30 mg.
‡Opportunistic infections were evaluated by sponsor through clinical assessment of reported infections.
¶Four participants with serious TEAE were randomized to the zetomipzomib 60 mg arm but received zetomipzomib 30 mg before SAE (2 were on the first dose).

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*One Class IV patient in the placebo arm was incorrectly classified as Class V. Efficacy Analysis Indicates Clinical Activity of Zetomipzomib in LN • Planned enrollment was 279 patients, including 249 with proliferative LN (Class III or IV ± V) with a planned duration of 52 weeks of treatment and a primary endpoint at Week 37 • 84 patients enrolled prior to termination, of which 73* had Class III or IV ± V disease and are the focus of the efficacy results • At the time of termination, 39 patients with Class III or IV ± V disease reached Week 25 for UPCR evaluation (primary endpoint of MISSION), and no patients had completed full 52 weeks of treatment • Preliminary data from a treatment evaluable population (N=39) encompassing proteinuria changes, median UPCR and serologic markers (anti-dsDNA antibodies, C3/C4) at Week 25 are presented here • Due to small sample sizes and terminated study, rigorous statistical analysis of response rates are not possible • Analysis is still ongoing and final data may change 19

Demographic and Baseline Characteristics of Class III/IV ± V LN Patients 20 Placebo N=24* n (%) Zetomipzomib 30 mg N=23 n (%) Zetomipzomib 60 mg N=26 n (%) All participants N=73 n (%) 24-hour UPCR, mean (SD), mg/mg 2.9 (1.5) 3.6 (2.2) 3.5 (2.1) 3.3 (2.0) SLEDAI-2K, mean (SD) 9.9 (4.8) 12.2 (5.6) 12.0 (5.7) 11.4 (5.4) eGFR, mean (SD), mL/min/1.73 m2 113.4 (28.8) 113.0 (29.7) 96.2 (32.6) 107.2 (31.2) Concomitant medications*, n (%) MMF (or equivalent) 24 (100) 23 (100) 26 (100) 73 (100) Prednisone (or equivalent) 24 (100) 23 (100) 25 (96.2) 72 (98.6) IV Methylprednisolone 20 (83.3) 19 (82.6) 20 (76.9) 59 (80.8) Antimalarial (e.g. hydroxychloroquine) 21 (87.5) 21 (91.3) 21 (80.8) 63 (86.3) *One Class IV patient in the placebo arm was incorrectly classified as Class V and is not included in these data.

0 5 10 15 20 25 30 35 40 45 n=21* n=18 n=18 n=14 n=13 n=12 Week 13 Week 25 -90 -80 -70 -60 -50 -40 -30 -20 -10 0 Rapid Improvement in Proteinuria in Treatment Evaluable Patients with Zetomipzomib Data from the PALIZADE clinical trial are preliminary and require further confirmation and analysis. These data may be subject to verification procedures that could result in material changes to the final data. C ha ng e in U PC R (% )42% 8% 21% 28% 11%10% PBO Zeto 30mg Zeto 60mg 1.5 1.5 1.2 1.3 1.4 0.5 -79% -35% -47% -67% -26% -38% Week 13 Week 25 n=21* n=18 n=18 n=14 n=13 n=12 Median UPCR X.X 21 *Includes 1 Class IV patient in the placebo arm that was incorrectly classified as Class V. Pe rc en t o f P at ie nt s (% ) Median Percent Change in UPCR from BaselinePercent of Patients with UPCR ≤0.5

Improvements in Serologic Markers of SLE Were Observed in Both Zetomipzomib Treatment Arms 22 Serologic Biomarkers* Placebo N=25† Zetomipzomib 30 mg N=23 Zetomipzomib 60 mg N=26 Anti-dsDNA Number of patients with elevated anti-dsDNA at baseline Mean % change from baseline at Week 25 21 33.0% 17 -38.4% 21 -68.3% Complement 3 (C3) Number of patients with low C3 at baseline Mean % change from baseline at Week 25 11 15.9% 13 22.7% 16 69.0% Complement 4 (C4) Number of patients with low C4 at baseline Mean % change from baseline at Week 25 4 32.5% 3 86.1% 9 236.2% *No statistical test has been conducted yet. †Includes 1 Class IV patient in the placebo arm that was incorrectly classified as Class V.

Takeaways From PALIZADE Trial and Impacts on Zetomipzomib Development Program 23 • Encouraging clinical activity in patients reaching Week 25, including >40% of patients achieving a UPCR ≤0.5 and improved serologic markers in the patients receiving 60 mg dose of zetomipzomib • Evidence of significant co-morbidities immediately prior to study drug initiation (e.g., systemic infection and adrenal insufficiency) and/or underlying disease (antiphospholipid syndrome) observed in fatal events • Analysis of safety data from PALIZADE indicates a similar profile between zetomipzomib 30 mg and 60 mg arms and a profile consistent with MISSION study and LN patient population • Future studies will include increased patient workup and monitoring to decrease the risk of serious adverse events • No Grade 4 or fatal events were observed in 69 patients across PORTOLA, PRESIDIO or MISSION trials • Kezar assessment of PALIZADE safety and efficacy data to date and data from >200 patients across multiple trials support continued development of zetomipzomib in autoimmune hepatitis and other autoimmune diseases

PORTOLA CLINICAL TRIAL DESIGN: ZETOMIPZOMIB IN AUTOIMMUNE HEPATITIS (AIH) Zung To Senior Vice President, Head of Clinical Development

PORTOLA: Phase 2 Placebo-Controlled Trial Evaluating the Safety and Efficacy of Zetomipzomib in Relapsed or Insufficient Responding Autoimmune Hepatitis



Double-Blind Treatment Period
24 weeks of treatment
Optional Open-Label Extension Treatment Period
Up to 24 weeks of treatment
1st dose 30 mg
Adult patients with AIH* (N=24)
Randomization 2:1
Zetomipzomib 60 mg once weekly + Prednisone 20-40 mg/day with protocol suggested taper to 5 mg/day by Week 14
Placebo once weekly + Prednisone 20-40 mg/day with protocol suggested taper to 5 mg/day by Week 14
Zetomipzomib 60 mg once weekly + Prednisone 0-5 mg/day
*Clinical diagnosis of AIH
+
Evidence of active disease despite SOC therapy for ≥ 3 months (insufficient responders) or relapsed patients
Prednisone taper to 5 mg/d
Prednisone 5 mg/d
Baseline (W0)
W14
W24
Primary Endpoint

****AIH patients do not have similar severe co-morbidities as in LN patients and are not treated with high dose IV steroid as in LN**

https://clinicaltrials.gov/ct2/show/NCT05569759

Abbreviations: AIH, autoimmune hepatitis; ALT, alanine transaminase; AST, aspartate transaminase; OLE, open-label extension; SOC, standard of care.

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PORTOLA: Key Selection Criteria • Clinical diagnosis of AIH and signs of active disease despite standard-of-care therapy for ≥3 months or disease flare after experiencing complete response induced by standard-of-care treatment • Screening ALT values that are 1.25 to 10 times ULN • Liver biopsy results with Ishak score1 (modified HAI) ≥ 5 (18 max) indicating active AIH, from a biopsy performed at Screening or within 6 months prior to Screening • Mild or no hepatic impairment (Child-Pugh category A) References: 1. Ishak K et al. J Hepatol. 1995 June;22(6):696-9. 26

PORTOLA: Key Efficacy Endpoints Primary efficacy endpoint: • Proportion of patients who achieve complete response (CR) Other efficacy endpoints: • Duration of response and time to response • Proportion of patients who are treatment failures • Proportion of patients who achieve response with successful glucocorticoid taper (≤10mg/day and ≤5mg/day) • Change from Baseline in liver histopathology at Week 24, based on Ishak score (modified Histological Activity Index [HAI]) scores (Ishak et al., 1995) • Change from Baseline in liver stiffness at Week 24, assessed by vibration-controlled transient elastography (VCTE) utilizing Fibroscan® 27

PORTOLA: Definitions Related to Biochemical Efficacy Endpoints

Complete Response (CR)	Normal ALT, AST and IgG values (if IgG is elevated at Baseline) with glucocorticoid dose not higher than starting dose
Treatment Failure	ALT or AST level worsened ≥2x above Baseline and sustained for ≥1 week
Glucocorticoid Taper	Prednisone (or glucocorticoid equivalent) dose tapered to ≤10 mg/day and ≤5 mg/day

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PORTOLA Study Status • The Independent Data Monitoring Committee (IDMC) overseeing the AIH PORTOLA trial recommended that the trial may proceed without modification following its third scheduled meeting – The IDMC examined safety data from all patients who completed the blinded treatment period and continued to the open-label 24-week extension portion of the trial – Three members of the IDMC, including the committee chair, are also members of the IDMC overseeing the LN PALIZADE study • To date, no Grade 4 or 5 SAEs have been observed in the PORTOLA trial • Kezar has completed enrollment of PORTOLA and plans to report topline data in the first half of 2025 • PORTOLA has the potential to be the first randomized study in relapsed AIH patients to report safety and efficacy results 29

NEXT STEPS & CLOSING REMARKS Christopher J, Kirk, PhD Chief Executive Officer, Co-Founder

Next Steps in the Zetomipzomib Development Program in Autoimmune Hepatitis • AIH is a serious medical condition affecting ~100,000 people in the U.S. alone with limited treatment options and few novel agents in development • Encouraging clinical and serologic activity and biomarker data from clinical trials in LN increases conviction that zetomipzomib is a potent immunomodulatory agent • Safety data from across multiple clinical trials and >200 patients support development of zetomipzomib in AIH • Learnings from PALIZADE will inform future trials including increased patient workup and monitoring • Topline data from the Phase 2 PORTOLA study are expected in 1H 2025 and will inform design of a next clinical trial • Following PORTOLA readout, we plan to respond to all FDA (Hepatology Division) hold comments prior to proposing a potential registrational study in AIH 31

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